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                                                                   EXHIBIT 11.01

     EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     COMPUTATION OF EARNINGS PER COMMON SHARE
     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                               THIRD QUARTER     FIRST NINE MONTHS
                                               1996     1995      1996       1995

Net earnings                                  $    96  $   148  $     320  $     438
                                              =======  =======  =========  =========


PRIMARY EARNINGS PER SHARE
 Average number of common shares outstanding     77.9     81.0       78.8       82.2
 Common share equivalents (1)                     0.6      0.9        0.8        0.7
                                              -------  -------  ---------  ---------
 Average number of common shares and
  share equivalents                              78.5     81.9       79.6       82.9
                                              =======  =======  =========  =========

Primary earnings per share                    $  1.22  $  1.81  $    4.02  $    5.28
                                              =======  =======  =========  =========


FULLY DILUTED EARNINGS PER SHARE
 Average number of common shares outstanding     77.9     81.0       78.8       82.2
 Common share equivalents (1)                     0.7      0.9        0.8        0.9
                                              -------  -------  ---------  ---------
 Average number of common shares and
  share equivalents                              78.6     81.9       79.6       83.1
                                              =======  =======  =========  =========

Fully diluted earnings per share              $  1.22  $  1.81  $    4.02  $    5.27
                                              =======  =======  =========  =========





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(1)  Common share equivalents of the Company represent the effect of dilutive stock options outstanding during the period.









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